Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to incorporate by reference in this Registration Statement on Form S-8 of our report dated Aptil 16, 2012 relating to the consolidated financial statements of Zoom Technologies, Inc. (the "Company") as of and for the years ended December 31, 2011 and 2010 which appear in the Company's Annual Report on Form 10-K for the year ended December 31, 2011.

/s/ Goldman Kurland and Mohidin LLP

Goldman Kurland and Mohidin LLP
Encino, California
May 24, 2012